Exhibit 10.43

DELIVERED BY E-MAIL	January 31, 2008

AND REGULAR MAIL

J.D. Mining Ltd.

108 Somers Road

Antigonish NS	B2G 2K9

Attention:	Douglas Mills, President

- and -

Douglas Mills

108 Somers Road

Antigonish NS	B2G 2K9

Dear Doug:

In accordance with the terms and conditions for termination by Xtra-Gold Resources Corp. (“Xtra-Gold” or the “Company”) of the consulting agreement dated March 20, 2007 (the “JDM Agreement”) made between Xtra-Gold and J.D. Mining Ltd. (“JDM”), we hereby provide you with 30 days’ notice that we wish to terminate the JDM Agreement effective March 1, 2008 (the “Effective Date”).

We wish to address the following matters.

Termination Payments

1.	The Parties hereto mutually agree that no payment will be made as a result of the termination of the JDM Agreement.

Future Consulting Services

2.

Xtra-Gold has indicated that from time to time it may require assistance from JDM or Mills and trusts that JDM and/or Mills will be available to provide such consulting services. Any compensation to be paid to JDM and/or Mills for such assistance will be negotiated between the Parties at the relevant time.

TORONTO HEAD OFFICE

Suite 301 – 360 Bay Street Toronto ON M5H 2V6

Phone:	(416) 366-4227	E-mail:	jameslongshore@hotmail.com
Fax:	(416) 981-3055	Web Site:	www.xtragold.com

J.D. Mining Ltd. and

Douglas Mills	- 2 -	January 31, 2008

Option Arrangement

3.

Provided that JDM and Mills execute this Agreement and the full and final release (the “Release”) forming a part hereof, the Board has approved that an aggregate of 300,000 stock options issued to JDM or Mills (the “Options”) may be exercised within 90 days of the Effective Date (being March 1, 2008). Accordingly, the exercise period for the Options will expire on June 1, 2008 at which time any Options then unexercised will be cancelled.

4.

In the event that JDM and Mills fail to execute this Agreement and the Release, the Options shall be governed by the terms and conditions of the agreements entered into in connection therewith; namely that the Options are to be cancelled as of 90 days from the date (the “Cancellation Date”) upon which JDM and/or Mills last provided its consulting services. For clarity and for purposes of determining the Cancellation Date, Xtra-Gold’s records indicate that JDM and/or Mills’ last day of services was on or about August 8, 2007. Accordingly, the Cancellation Date would be November 8, 2007. For purposes of this paragraph, in the event of non-execution of this Agreement and the Release, the Options would have been cancelled as of November 8, 2007.

5.

In the event that JDM and/or Mills elects to exercise the Options in whole or in part from time to time, the share certificate or certificates issued as a result thereof shall bear a restrictive legend in compliance with regulatory statutory hold periods with respect to the resale of the shares issued in connection therewith. In particular, until such time that a registration statement has been filed by Xtra-Gold and accepted by the U.S. Securities and Exchange Commission, in accordance with Rule 144: (i) the shares cannot be resold unless held for two years; or alternatively (ii) if Xtra-Gold is a reporting company, then the applicable hold period shall be one year from the date of the issuance of shares.

Return of Property of Xtra-Gold

6.

Mills and/or JDM will return by courier to Xtra-Gold’s head office any and all materials and information relating to work for Xtra-Gold performed by JDM and/or Mills, still in their possession, by February 11, 2008. This includes books and publications relating, but not limited to, the mining industry, corporate and business matters and copies of any soft copy documentation that may be stored on the hard drive of your computer; namely any files, agreements, reports, correspondence, business plans, company policies, marketing materials, mining plans, technical and financial data as well as hard copies of such documentation and office equipment of which Xtra-Gold is the rightful and legal owner.

J.D. Mining Ltd. and

Douglas Mills	- 3 -	January 31, 2008

Binding Effect

7.	Xtra-Gold confirms that:

(a)

this Agreement contemplates the settlement between the Parties hereto having been made for valuable consideration and is intended to and will be a legal, valid and binding agreement among the Parties who have executed this Agreement; and

(b)	this Agreement shall supercede any and all other agreements that may have previously been entered into among the Parties hereto.

Confidentiality

8.

We remind both JDM and Mills of your obligations of confidentiality to Xtra-Gold to hold any and all confidential information that JDM and Mills have received or generated in the course of their relationship with Xtra-Gold in the strictest of confidence and to refrain from divulging all such information to any person or other entity. These obligations of confidentiality survive the termination of the JDM Agreement and will continue until such time as the confidential information received or generated by JDM and Mills, in the course of their relationship with Xtra-Gold, legitimately comes into the public domain. We trust that JDM and Mills will abide by their obligations of confidentiality.

If the foregoing correctly reflects your understanding of the agreement reached among us, kindly so confirm by signing and returning to us a copy of this letter (execution in counterpart and by fax is acceptable), whereupon a binding agreement will be in effect among us as set forth above.

Xtra-Gold would like to thank JDM and Mills for their contributions and wish both of you much success in your future endeavours.

Yours very truly,

XTRA-GOLD RESOURCES CORP.

/s/ James Longshore

JL/rkm	James Longshore,
Enclosures	President and Chief Operating Officer

J.D. Mining Ltd. and

Douglas Mills	- 4 -	January 31, 2008

THE UNDERSIGNED HEREBY AGREES AND CONFIRMS the terms and conditions of the foregoing Letter Agreement, this 31st day of January, 2008.

SIGNED, SEALED AND DELIVERED	J.D. MINING LTD.

in the presence of
/s/ Douglas Mills

Per:	Douglas Mills	President

/s/ Lynda Mills	/s/ Douglas Mills

Lynda Mills	_________________
Witness	Douglas Mills (in his personal capacity)

Lynda Mills

Print Name of Witness

FULL AND FINAL RELEASE

IN CONSIDERATION of the agreement between Xtra-Gold Resources Corp. and the undersigned, as more particularly referred to in a letter agreement dated January 31, 2008 from James Longshore to the undersigned (the “Letter Agreement”), and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the undersigned Douglas Mills (“Mills”), on my own behalf and on behalf of J.D. Mining Ltd. (“JDM”), hereby release and forever discharge Xtra-Gold Resources Corp., its officers, directors, servants, agents, successors and assigns (collectively referred to as “Xtra-Gold”) of and from any and all actions, causes of actions, suits, contracts, torts (intentional or unintentional), covenants, debts, claims and demands of whatsoever nature and kind, in law or equity, statutory or otherwise, for damages, indemnity, costs, compensation or any other remedy, howsoever arising, which heretofore may have been, are or may hereafter be sustained by Mills or JDM for or by reason of any cause, matter or thing whatsoever up to the present time, and, without limiting the generality of the foregoing, by reason of any cause, matter or thing arising out of or in consequence of a consulting agreement dated March 20, 2007 made between JDM and Xtra-Gold or out of JDM’s or Mills’ association with Xtra-Gold as contractor/consultant, or the termination of such associations by Xtra-Gold; provided, however, that nothing herein contained shall release Xtra-Gold from any of its obligations as set out in the Letter Agreement.

AND FOR THE SAID CONSIDERATION, Mills agrees on my own behalf and on behalf of JDM:

(1)

to indemnify and hold harmless Xtra-Gold from and against any and all demands or claims for taxes, withholding taxes or any other form of payment to any government authority from Xtra in respect of JDM or Mills including interest, penalties and costs in connection therewith;

(2)

not to make any claim or take any proceedings against any other person or corporation or other entity who might claim contribution or indemnity from the persons and corporations and other entities discharged by this Release in respect of the subject matter of this Release.

(3)

that this settlement and the terms thereof are to remain confidential and JDM and Mills will not disclose the facts of this settlement or the terms thereof to any person, corporation or other entity except JDM and Mills’ legal and financial advisors, Mills’ immediate family and as may be required by law.

(4)	that JDM and Mills will not make any statements or do any acts which may cast a slur on or in any way disparage Xtra-Gold or any of its affiliates.

THE UNDERSIGNED DECLARES that they fully understand the terms of this settlement and have had the opportunity to receive independent legal advice prior to executing this document and that they voluntarily accept the consideration offered for the purpose of making full and final compromise and settlement of all claims as aforesaid.

- ii -

IT IS UNDERSTOOD AND AGREED that the giving of the aforesaid consideration is deemed to be no admission whatsoever of liability on the part of Xtra-Gold.

IT IS UNDERSTOOD AND AGREED that the termination package offered in the Letter Agreement to which this Release forms a part, is being made to JDM and Mills as a result of (i) the termination of the JDM Agreement.

IT IS UNDERSTOOD AND AGREED that this Release is binding on the heirs, executors, administrators and assigns of Mills and JDM’s successors and assigns and shall enure to the benefit of Xtra-Gold and its successors and assigns.

IN WITNESS WHEREOF, Mills has duly executed this Full and Final Release on his own behalf and on behalf of J.D. Mining Ltd. this 31st day of January, 2008.

SIGNED, SEALED AND DELIVERED	)	J.D. MINING LTD.
in the presence of	)

)

)	/s/ Douglas Mills
)	Per:	________________________________
)	Douglas Mills	President

)

WITNESS:	)
)
/s/ Lynda Mills	)	/s/Douglas Mills
)	Douglas Mills

)

Lynda Mills	)
(please print name of witness))